UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2013

American Realty Capital New York Recovery REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54689	27-1065431
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Email Relating to Offering

On September 20, 2013, Realty Capital Securities, LLC, the exclusive dealer manager for American Realty Capital New York Recovery REIT, Inc.’s (the “Company”) $1.5 billion primary offering of common stock (the “Offering”), sent an email to broker dealers and financial advisors affiliated with members of the Company’s selling group in which it notified such recipients that, through September 20, 2013, the Company had raised approximately $1.0 billion under the Offering (not including amounts available under its $250 million distribution reinvestment plan, “DRIP”).

As previously announced with respect to its recently filed follow-on offering, the Company will not raise, in the aggregate, more than the total amount of shares registered for sale in its Offering (subject to its right to reallocate shares from its DRIP to the Offering). The Company will not launch the follow-on offering if it has raised the amounts contemplated by the Offering prior to effectiveness of the follow-on offering. The Company’s dealer manager further announced that it is currently anticipated that the full amount registered in the Offering will be raised prior to the end of the fourth quarter.

The text of the email is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Email dated September 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: September 20, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors